As filed with the Securities and Exchange Commission on July 16, 2007

Registration No. 333-142442

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3399	33-0264467
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Liquidmetal Technologies, Inc.

30452 Esperanza

Rancho Santa Margarita, California 92688

(949) 635-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry Buffington

President and Chief Executive Officer

Liquidmetal Technologies, Inc.

30452 Esperanza

Rancho Santa Margarita, California 92688

Phone: (949) 635-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Curt P. Creely

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Phone: (813) 229-2300/Fax: (813) 221-4210

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the selling stockholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock issuable upon conversion of Convertible Subordinated Notes Due January 2010	7,537,385 shares	$1.10	(1)	$8,291,124	$255
Common Stock issuable upon exercise of warrants	3,895,208 shares	$1.55	(2)	$6,037,572	$186
Common Stock issuable upon exercise of warrants	599,547 shares	$2.13	(3)	$1,277,035	$40
TOTAL	12,032,140 shares			$15,605,731	$481	(4)

(1)   The price is estimated in accordance with Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee and is $1.10, the conversion price of the Convertible Subordinated Notes Due January 2010 as amended.

(2)   The price is estimated in accordance with Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee and is $1.55, the exercise price of the warrants issued in January 2007 as amended.

(3)   The price is estimated in accordance with Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee and is $2.13, the exercise price of the shares issuable upon exercise of the warrants issued between May 17, 2006 and December 1, 2006, as adjusted.

(4)   Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 2 is to include, in Item 17 of Part II, the Rule 430C undertaking required by Item 512(a)(5)(ii) of Regulation S-K.  Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, and Part II to the Registration Statement.  No changes have been made to Part I of the Registration Statement, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$944
Accounting fees and expenses	$40,000
Legal fees and expenses	$55,000
Miscellaneous	$5,000
Total expenses	$100,944

All of the above fees and expenses will be paid by the Registrant.  Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 14.                 Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits the indemnification of officers and directors of our company under certain conditions and subject to certain limitations.  Section 145 also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

In accordance with the provisions of Section 145 of the Delaware General Corporation Law, our bylaws permit us to indemnify to the fullest extent permitted under Delaware law any director or officer of our company.  The bylaws further provide for the advancement of expenses as described in Section 145(e) of the Delaware General Corporation Law; for other rights and remedies as described in Section 145(f) of the Delaware General Corporation Law; for the continuation of indemnification of a person who has ceased to be a director or officer; for the extension of the benefits of indemnification to the heirs, executors and administrators of the director or officer; and, upon resolution passed by the Board of Directors, for the purchase and maintenance of insurance as described in Section 145(g).

Furthermore, through Indemnity Agreements with various directors and officers, we have, subject to certain conditions and limitations, agreed to indemnify and hold harmless an officer or director if he or she is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as, or the fact that he or she is or was or has agreed to become, a director or officer of our company, and/or is or was serving or has agreed to serve as a director or officer of an Affiliate (as defined in the Indemnity Agreements), and/or as to acts performed in the course of his or her duty to our company and/or to an Affiliate, against Liabilities and reasonable Expenses (as defined in the Indemnity Agreements) incurred by or on behalf of the officer or director in connection with any Action (as defined in the Indemnity Agreements), including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action.  Also through Indemnity Agreements, we have agreed to pay to the officer or director, in advance of the final disposition or conclusion of any Action, the officer or director’s reasonable expenses incurred by or on behalf of the officer or director in connection with such Action, provided that certain conditions are satisfied.  Finally, through Indemnity Agreements, we have agreed that we may purchase and maintain insurance on behalf of an officer or director against any liability and/or expense asserted against him or her and/or incurred by or on behalf of him or her in such capacity as an officer or director of our company and/or of an Affiliate, or arising out of his or her status as such, whether or not our company would have the power to indemnify him or her against such liability or advance of expenses under the provisions of the Indemnity Agreement or under the Statute as it may then be in effect.

Item 15.                 Recent Sales of Unregistered Securities.

In the past three years, we have sold unregistered securities in the eight transactions described below, all of which were private placements.  Each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act and, with respect to paragraphs #1 through #4 and paragraphs #7 through #8 below, under Rule 506 promulgated thereunder, as such sales and issuances did not involve any public offering, were made without general solicitation or advertising, and each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to us that the securities were being acquired for investment.

(1)           In March 2004, we sold approximately $9.9 million of 6% Senior Convertible Notes Due 2007 to 27 accredited investors.  These notes were convertible at any time into our common stock at a price of $3.00 per share.  Investors in this private placement also received warrants to purchase an aggregate amount of up to approximately 1.2 million shares of common stock, exercisable at $3.00 per share for varying periods but no later than 100 days following the effectiveness of the registration statement covering the resale of shares issuable upon exercise of the warrants.

(2)           On July 29, 2004, we completed a private exchange offer for the notes that were originally issued by us on March 1, 2004.  Under the terms of the exchange offer, $5.46 million in aggregate principal amount of the prior were exchanged for an aggregate of (i) $2.73 million of 10% Senior Secured Notes Due 2005 (the “July 2005 Notes”) and (ii) $2.73 million of 6% Senior Secured Notes Due July 2007 (the “July 2007 Notes”).  The July 2005 Notes had a maturity date of July 29, 2005, and a conversion price of $2.00 per share.  The July 2007 Notes have a maturity date of July 29, 2007, and a conversion price of $1.00 per share.

(3)           On June 13, 2005, we completed a private placement of 10% Convertible Unsecured Notes Due 2006 (the “June 2006 Notes”) in the aggregate principal amount of $3.25 million, together with warrants to purchase up to an aggregate of 893,750 shares of our common stock, to 8 accredited investors.  These notes were to become due on the earlier of June 13, 2006 or the consummation of a follow-on equity or debt offering or restructuring transaction pursuant to which we received gross proceeds of at least $4.0 million.  As part of this private placement, we issued warrants to the purchasers of the June 2006 Notes giving them the right to purchase up to an aggregate of 812,500 shares of our common stock.  In addition, warrants to purchase 81,250 shares of our common stock were issued to the placement agent in the transaction.  The warrants have an original exercise price of $2.00 per share and will expire on June 13, 2010.

(4)           On August 9, 2005, we completed a private placement of $9.9 million in principal amount of new 7% Senior Secured Convertible Notes Due August 2007 (the “August 2007 Notes”) to 26 accredited investors.  As a part of the private placement, we also issued warrants to the purchasers of the August 2007 Notes and the placement agent in the transaction giving them the right to purchase up to an aggregate of approximately 2.9 million shares of our common stock.  The warrants have an original exercise price equal to $2.00 per share, and will expire on August 2, 2010.

(5)           On March 17, 2006, we issued a $1.0 million subordinated promissory note (the “Atlantic Notes”) to Atlantic Realty Group, a company controlled by Jack Chitayat (a former director of our company).  In connection with this note, we issued to Atlantic Realty a warrant to purchase an aggregate of up to 125,000 shares of our common stock at an exercise price of $2.00 per share.

(6)           On March 22, 2006, we issued 1.7 million shares to Innometal Co., Ltd., a South Korean company, pursuant to a settlement agreement amendment at an effective acquisition price of $2.01 per share.  The shares were issued pursuant to a prior obligation of our company to issue such shares.

(7)           On May 17, 2006, September 21, 2006 and December 1, 2006, we completed a private placement of 8% Unsecured Subordinated Notes for an aggregate principal amount of $4.6 million.   The notes are due on the earlier of August 17, 2007 or the consummation of a follow-on equity or debt offering pursuant to which we receive gross proceeds of at least $6.0 million to be used for working capital purposes and repayment of debt, but excluding financings for the purpose of purchasing capital assets.  As part of this private placement, we issued warrants to the purchasers of the notes giving them the right to purchase up to an aggregate of 890,990 shares of our common stock.  In addition, warrants to purchase 82,074 shares of our common stock were issued to the placement agent in the transaction.  The warrants have an original exercise price of $2.58 per share and will expire on May 17, 2011.

(8)           On January 3, 2007, we completed a private placement of Convertible Subordinated Notes due January 2010 for aggregate cash in the amount of $12.9 million and in payment of a total of $3.4 million in principal and accrued but unpaid interest under the August 2007 Notes and New Bridge Notes.  The notes are due on January 3, 2010.  As a part of the private placement, we issued warrants to the purchasers of the notes giving them the right to purchase up to an aggregate of 5,257,921 shares of our common stock at an exercise price of $1.93 per share. In connection with the private placement, we also issued to the placement agent for the transaction warrants to purchase an aggregate of 248,710 shares of our common stock at an original exercise price of $1.55 per share.  All of the warrants (including the warrants granted to the placement agent in the transaction) are immediately exercisable and will expire in January 2012.

In February 2007, we entered into conversion agreements with the holders our August 2007 Notes holding $0.4 million of principal providing for the conversion of such notes at a reduced conversion price of $1.25 per share and issued 320,000 shares of our common stock.  Also in January and February 2007, we repaid in full the remaining outstanding $1.8 million in principal and accrued interest on the Atlantic Notes and New Bridge Notes.  As a result of the transactions in January and February 2007, $7.2 million of the August 2007 Notes and $3.0 million of the New Bridge Notes remain outstanding as the filing of this prospectus.

Item 16.                 Exhibits and Financial Statement Schedules.

(a)           Exhibits.  See Exhibit Index.

(b)           Financial Statement Schedules.  Not Applicable.

Item 17.                 Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on July 16, 2007.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry E. Buffington
Larry E. Buffington
President and Chief Executive Officer

Signature	Title	Date

/s/ Larry E. Buffington	President, Chief Executive Officer	July 16, 2007
Larry E. Buffington

/s/ Won Chung	Vice President of Finance (Principal Financial	July 16, 2007
Won Chung	and Accounting Officer)

*	Chairman and Director	July 16, 2007
John Kang

*	Director	July 16, 2007
Dean Tanella

*	Director	July 16, 2007
Patrick Caruana

*	Director	July 16, 2007
Robert Biehl

*	Director	July 16, 2007
CK Cho

*	Director	July 16, 2007
William Johnson, Ph.D.

* By:	/s/ Larry E. Buffington
Larry E. Buffington
Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed on August 14, 2003).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Form 10-Q filed on August 14, 2003).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Form 10-Q filed on August 14, 2003).

5.1(1)	Opinion of Foley & Lardner LLP

10.1

Amended and Restated License Agreement, dated September 1, 2001, between Liquidmetal Technologies, Inc. and California Institute of Technology (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed on November 20, 2001 (Registration No. 333-73716)).

10.2

Improved Property Commercial Lease, dated September 11, 2002, between Liquidmetal Technologies, Inc. and P & S Properties (incorporated by reference to Exhibit 10.2 of Form 10-K filed on March 31, 2003).

10.3

Standard Lease, dated May 27, 2001, between Investors Equity Fund, Inc. and Amorphous Technologies International (now known as Liquidmetal Technologies, Inc.) (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 on November 20, 2001 (Registration No. 333-73716)).

10.4*

1996 Stock Option Plan, as amended, together with form of Stock Option Agreement (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on November 20, 2001 (Registration No. 333-73716)).

10.5*	2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 (Amendment No. 2) filed on April 5, 2002 (Registration No. 333-73716)).

10.6*

2002 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 (Amendment No. 2) filed on April 5, 2002 (Registration No. 333-73716)).

10.7*

Employment Agreement, dated December 31, 2000, between Liquidmetal Technologies, Inc. and John Kang, as amended by Amendment No. 1 to Employment Agreement, dated June 28, 2001 (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on November 20, 2001 (Registration No. 333-73716)).

10.8*

Employment Agreement, dated May 1, 2001, between Liquidmetal Technologies, Inc. and James Kang, as amended by Amendment No. 1 to Employment Agreement, dated June 28, 2001 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (Amendment No. 2) filed on April 5, 2002 (Registration No. 333-73716)).

10.9*

Amendment No. 2 to Employment Agreement, dated September 1, 2003, between James Kang and Liquidmetal Technologies, Inc. (incorporated by reference to Exhibit 10.2 of Form 10-Q filed on November 14, 2003).

10.10

Warrant for Purchase of Shares of Common Stock, dated February 21, 2001, granted by Liquidmetal Technologies, Inc. to John Kang and Ricardo Salas (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 filed on November 20, 2001 (Registration No. 333-73716)).

10.11

Warrant for Purchase of Shares of Common Stock, dated February 21, 2001, granted by Liquidmetal Technologies, Inc. to Tjoa Thian Song (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed on November 20, 2001 (Registration No. 333-73716)).

10.12

Non-Qualified Stock Option Agreement, dated January 1, 2001, between Liquidmetal Technologies, Inc. and Paul Azinger (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed on November 20, 2001 (Registration No. 333-73716)).

10.13	Foreign Corporation Lease Zone Occupancy (Lease) Agreement, dated March 5, 2002, between

Exhibit Number	Document Description

Kyonggi Local Corporation and Liquidmetal Korea Co., Ltd. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (Amendment No. 2) filed by Liquidmetal Technologies on April 5, 2002 (Registration No. 333-73716)).

10.14	Credit Service Agreement, dated February 2003, between Liquidmetal Korea Co., Ltd. and Kookmin Bank (incorporated by reference to Exhibit 10.20 to the Form 10-K filed on March 31, 2003).

10.15	Agreement for Rent dated February, 2003, between Liquidmetal Korea Co., Ltd. and Dong Myung Seo Bank (incorporated by reference to Exhibit 10.21 to the Form 10-K filed on March 31, 2003).

10.16	Settlement Agreement, dated January 10, 2004, between Liquidmetal Korea Co., Ltd. and Growell Metal Co., Ltd. (incorporated by reference to Exhibit 10.29 to the Form 10-K filed on November 10, 2004).

10.17

Amended and Restated Securities Purchase Agreement, dated March 1, 2004, among Liquidmetal Technologies, Inc., Michigan Venture Capital Co., Ltd., and the investors identified as “Purchasers” therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on July 2, 2004).

10.18	Form of 6% Senior Convertible Note issued under Amended and Restated Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on July 2, 2004).

10.19

Registration Rights Agreement, dated March 1, 2004, among Liquidmetal Technologies, Inc. and the purchasers under Amended and Restated Securities Purchase Agreement (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on July 2, 2004).

10.20

Common Stock Purchase Warrant, dated March 1, 2004, granted by Liquidmetal Technologies, Inc. to Michigan Venture Capital Co., Ltd. (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on July 2, 2004).

10.21

Factory Mortgage Agreement, dated March 1, 2004, among Liquidmetal Korea Co., Ltd., Michigan Venture Capital Co., Ltd., and the other parties identified therein (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on July 2, 2004).

10.22

Securities Purchase Agreement, dated March 1, 2004, among Liquidmetal Technologies, Inc. and the investors identified as “Purchasers” therein (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on July 2, 2004).

10.23	Form of 6% Senior Convertible Note issued under Securities Purchase Agreement (incorporated by reference to Exhibit 10.7 to the Form 8-K filed on July 2, 2004).

10.24

Registration Rights Agreement, dated March 1, 2004, among Liquidmetal Technologies, Inc. and the purchasers under Securities Purchase Agreement (incorporated by reference to Exhibit 10.8 to the Form 8-K filed on July 2, 2004).

10.25	Form of Common Stock Purchase Warrant granted to purchasers under Securities Purchase Agreement (incorporated by reference to Exhibit 10.9 to the Form 8-K filed on July 2, 2004).

10.26	Form of Placement Agent Common Stock Purchase Warrant, dated March 1, 2004 (incorporated by reference to Exhibit 10.10 to the Form 8-K filed on July 2, 2004).

10.27	Security Agreement, dated March 1, 2004, between Liquidmetal Technologies, Inc. and Middlebury Capital LLC, as agent (incorporated by reference to Exhibit 10.11 to the Form 8-K filed on July 2, 2004).

10.28

Note Exchange Agreement, dated July 29, 2004, among Liquidmetal Technologies, Inc. and certain individuals identified as “Noteholders” therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on August 20, 2004).

10.29

Form of 10% Senior Secured Notes Due 2005 of Liquidmetal Technologies, Inc. issued pursuant to Note Exchange Agreement filed as Exhibit 10.2 hereto (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on August 20, 2004).

10.30

Form of 6% Senior Secured Note Due 2007 of Liquidmetal Technologies, Inc. issued pursuant to Note Exchange Agreement filed as Exhibit 10.3 hereto (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on August 20, 2004).

Exhibit Number	Document Description

10.31

Note Exchange Agreement, dated July 29, 2004, among Liquidmetal Technologies, Inc and Winvest Venture Partners Inc. (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on August 20, 2004).

10.32	10% Senior Secured Notes Due 2005 of Liquidmetal Technologies, Inc. issued to Winvest Venture Partners Inc. (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on August 20, 2004).

10.33	Form of 6% Senior Secured Note Due 2007 of Liquidmetal Technologies, Inc. issued to Winvest Venture Partners Inc. (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on August 20, 2004).

10.34

Securities Purchase Agreement dated August 2, 2005, among Liquidmetal Technologies, Inc. and the parties identified as “Purchasers” therein (incorporated by reference from Exhibit 10.1 of the Registrant’s 10-Q/A filed on 08/30/05)

10.35	Form of 7% Senior Secured Convertible Note of Liquidmetal Technologies, Inc., dated August 2, 2005 (incorporated by reference from Exhibit 10.2 of the Registrant’s 10-Q/A filed on 08/30/05)

10.36	Form of Common Stock Purchase Warrant, dated August 2, 2005 (incorporated by reference from Exhibit 10.3 of the Registrant’s 10-Q/A filed on 08/30/05)

10.37

Amended and Restated Registration Rights Agreement, dated August 2, 2005, among Liquidmetal Technologies, Inc. and the parties identified as “Purchasers” therein (incorporated by reference from Exhibit 10.4 of the Registrant’s 10-Q/A filed on 08/30/05)

10.38

Amended and Restated Security Agreement, dated August 2, 2005, among Liquidmetal Technologies, Inc. and the parties identified as the “Secured Parties” therein (incorporated by reference from Exhibit 10.5 of Registrant’s 10-Q/A filed on 08/30/05)

10.39

Securities Purchase Agreement, dated June 13, 2005, among Liquidmetal Technologies, Inc. and the parties identified as “Purchasers” therein (incorporated by reference from Exhibit 99.1 of the Registrant’s 8-K filed on 06/16/05)

10.40	Form of 10% Convertible Unsecured Note of Liquidmetal Technologies, Inc. due June 2006 (incorporated by reference from Exhibit 99.2 of the Registrant’s 8-K filed on 06/16/05)

10.41	Form of Common Stock Purchase Warrant, dated June 13, 2005 (incorporated by reference from Exhibit 99.3 of the Registrant’s 8-K filed on 06/16/05)

10.42

Registration Rights Agreement, dated June 13, 2005, among Liquidmetal Technologies, Inc. and the parties identified as “Purchasers” therein (incorporated by reference from Exhibit 99.4 of the Registrant’s 8-K filed on 06/16/05)

10.43

Agreement, dated November 3, 2004, between Liquidmetal Technologies, Inc. and John Kang relating to liability under Section 16(b) (incorporated by reference from Exhibit 10.58 to the Form 10-K filed on March 16, 2006).

10.44	Form of Indemnity Agreement between Liquidmetal Technologies, Inc. and directors and executive officers (incorporated by reference from Exhibit 10.59 to the Form 10-K filed on March 16, 2006).

10.45

Factoring, Loan, and Security Agreement, dated April 21, 2005, between Liquidmetal Technologies, Inc. and Hana Financial, Inc. and Amendment No. 1 to Factoring, Loan, and Security Agreement, dated January 27, 2006, between Liquidmetal Technologies, Inc. and Hana Financial, Inc. (incorporated by reference to Exhibit 10.60 to the Registration Statement on Form S-1 (Amendment No. 1) filed on 04/20/06 (Registration No. 333-130251)).

10.46

10% Subordinated Promissory Note Due October 16, 2006 of Liquidmetal Technologies, Inc., dated March 17, 2006, issued to Atlantic Realty Group, Inc. (incorporated by reference to Exhibit 10.61 to the Registration Statement on Form S-1 (Amendment No. 1) filed on 04/20/06 (Registration No. 333-130251)).

10.47

Warrant for Purchase of Shares of Common Stock, dated March 17, 2006, granted by Liquidmetal Technologies, Inc. to Atlantic Realty Group, Inc. (incorporated by reference to Exhibit 10.62 to the Registration Statement on Form S-1 (Amendment No. 1) filed on 04/20/06 (Registration No. 333-130251)).

Exhibit Number	Document Description

10.48

Amendment to Settlement Agreement, dated March 21, 2006, between Liquidmetal Technologies, Inc. and Innometal Co., Ltd. (incorporated by reference to Exhibit 10.63 to the Registration Statement on Form S-1 (Amendment No. 1) filed on 04/20/06 (Registration No. 333-130251)).

10.49

Employment Agreement, dated April 19, 2006, between Liquidmetal Technologies, Inc. and Ricardo Salas (incorporated by reference to Exhibit 10.64 to the Registration Statement on Form S-1 (Amendment No. 1) filed on 04/20/06 (Registration No. 333-130251)).

10.50

Consulting Agreement, dated April 12, 2006, between Liquidmetal Technologies, Inc. and William Johnson (incorporated by reference to Exhibit 10.65 to the Registration Statement on Form S-1 (Amendment No. 1) filed on 04/20/06 (Registration No. 333-130251)).

10.51

Securities Purchase Agreement, dated May 17, 2006, among Liquidmetal Technologies, Inc. and the parties identified as “Purchasers” therein (incorporated by reference to Exhibit 10.66 to the Registration Statement on Form S-1 (Amendment No. 2) filed on 07/20/06 (Registration No. 333-130251)).

10.52

Form of 8% Unsecured Subordinated Note due August 2007 (incorporated by reference to Exhibit 10.67 to the Registration Statement on Form S-1 (Amendment No. 2) filed on 07/20/06 (Registration No. 333-130251)).

10.53

Form of Common Stock Purchase Warrant, dated May 17, 2006 (incorporated by reference to Exhibit 10.68 to the Registration Statement on Form S-1 (Amendment No. 2) filed on 07/20/06 (Registration No. 333-130251)).

10.54

Registration Rights Agreement, dated May 17, 2006, among Liquidmetal Technologies, Inc. and the parties identified as “Purchasers” therein (incorporated by reference to Exhibit 10.69 to the Registration Statement on Form S-1 (Amendment No. 2) filed on 07/20/06 (Registration No. 333-130251)).

10.55	Consulting Agreement, dated October 20, 2006, between Liquidmetal Technologies, Inc. and James Kang (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on 10/24/06).

10.56

Amendment of Stock Option Agreements and Consulting Agreement, dated November 13, 2006, between Liquidmetal Technologies, Inc. and James Kang (incorporated by reference from Exhibit 10.1 to the Form 10-Q filed on 11/14/06).

10.57

Securities Purchase Agreement, dated January 3, 2007 (the “Securities Purchase Agreement”), among Liquidmetal Technologies, Inc. (the “Company”) and the investors listed on the Schedule of Buyers attached thereto (the “Buyers”) (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on 01/04/07).

10.58	Form of Convertible Subordinated Note issued pursuant to Securities Purchase Agreement (incorporated by reference from Exhibit 10.2 to the Form 8-K filed on 01/04/07).

10.59	Form of Common Stock Purchase Warrant issued pursuant to Securities Purchase Agreement (incorporated by reference from Exhibit 10.3 to the Form 8-K filed on 01/04/07).

10.60	Registration Rights Agreement, dated January 3, 2007, among the Company and the Buyers (incorporated by reference from Exhibit 10.4 to the Form 8-K filed on 01/04/07).

10.61

Amendment No. 2 to Factoring, Loan & Security Agreement, dated January 23, 2007, between Liquidmetal Technologies Inc. and Hana Financial, Inc. (incorporated by reference from Exhibit 10.75 to the Form 10-K filed on 03/16/07).

10.62

Amendment No. 1 to the Securities Purchase Agreement and Convertible Subordinated Notes, dated April 23, 2007, by and between Liquidmetal Technologies, Inc. and the investors listed on the Schedule of Buyers attached thereto (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on 04/27/07).

Exhibit Number	Document Description

10.63

Standard Industrial / Commercial Single-Tenant Lease, dated February 13, 2007, between Liquidmetal Technologies, Inc. and 30452 Esperanza LLC (incorporated by reference from Exhibit 10.1 to the Form 10-Q filed on 05/15/07).

10.63	Lease, dated March 19, 2007, between Liquidmetal Technologies, Inc. and Larry Ruffino and Roland Ruffino (incorporated by reference from Exhibit 10.1 to the Form 10-Q filed on 05/15/07).

10.64(1)	Principles of Agreement and Security Agreement, dated June 1, 2007, between Liquidmetal Technologies, Inc. and Foster Wheeler Energy Services, Inc.

10.65(1)	Equipment Purchase Agreement and Licensing Agreement, dated June 1, 2007, between Liquidmetal Technologies, Inc. and Gracemetal, as amended.

21.1	Subsidiaries of the Registrant. (incorporated by reference from Exhibit 21 to the Form 10-K filed on November 10, 2004).

23.1(1)	Consent of Registered Independent Public Accounting Firm, Choi, Kim & Park, LLP.

23.2(1)	Consent of Registered Independent Public Accounting Firm, Stonefield Josephson, Inc.

23.3(1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

24(1)	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

*	Denotes a management contract or compensatory plan or arrangement required to be filed as an exhibit to this S-1.

(1)	Previously filed.